Exhibit 99.1

STEMCELLS, INC. ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK AND WARRANTS

NEWARK, Calif., (October 1, 2013) – StemCells, Inc. (NASDAQ: STEM) today announced that it intends to offer and sell common stock and warrants, subject to market and other conditions, in an underwritten public offering. The shares and warrants are being offered under the Company’s effective shelf registration statement previously filed with the Securities and Exchange Commission (SEC). StemCells intends to use the net proceeds of the offering for general corporate purposes, including working capital and operational purposes, including product development.

Chardan Capital Markets is acting as sole bookrunner for the offering and Maxim Group LLC is acting as co-manager on the deal.

The securities will be offered by means of a prospectus supplement and accompanying prospectus, forming a part of the effective registration statement, a copy of which may be obtained, when available, at the website of the SEC at http://www.sec.gov. Electronic copies of the preliminary prospectus also may be obtained from Chardan Capital Markets, LLC Capital Markets, 17 State Street, Suite 1600, New York, NY 10004, at 646-465-9012.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About StemCells, Inc.

StemCells, Inc. is engaged in the research, development, and commercialization of cell-based therapeutics and tools for use in stem cell-based research and drug discovery. The Company’s lead therapeutic product candidate, HuCNS-SC® cells (purified human neural stem cells), is currently in development as a potential treatment for a broad range of central nervous system disorders. In a Phase I clinical trial in Pelizaeus-Merzbacher disease (PMD), a fatal myelination disorder in children, the Company has shown preliminary evidence of progressive and durable donor-derived myelination in all four patients transplanted with HuCNS-SC cells. The Company is conducting a Phase I/II clinical trial in chronic spinal cord injury in Switzerland, Canada and the United States, and has reported positive interim data for the first three patients. The Company is also conducting a Phase I/II clinical trial in dry age-related macular degeneration (AMD) in the United States. In addition, the Company is pursuing preclinical studies in Alzheimer’s disease, with support from the California Institute for Regenerative Medicine (CIRM). StemCells also markets stem cell research products, including media and reagents, under the SC Proven® brand.

Apart from statements of historical fact, the text of this press release constitutes forward-looking statements within the meaning of the U.S. securities laws, and is subject to the safe harbors created therein. These statements include, but are not limited to, statements regarding the future business operations of StemCells, Inc. (the “Company”); the Company’s intention and ability to complete the offering and the expected use of net proceeds; the prospect for continued clinical development of the Company’s HuCNS-SC cells in CNS disorders; the timing of patient dosing and possible outcomes of the Company’s Phase I/II clinical studies in spinal cord injury and age-related macular degeneration (AMD). These forward-looking statements speak only as of the date of this news release. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. Such statements reflect management’s current views and are based on certain assumptions that may or may not ultimately prove valid. The Company’s actual results may vary materially from those contemplated in such forward-looking statements due to risks and uncertainties to which the Company is subject, including the fact that additional trials will be required to demonstrate the safety and efficacy of the Company’s HuCNS-SC cells for the treatment of any disease or disorder; uncertainty as to whether the FDA or other applicable regulatory agencies will permit the Company to continue clinical testing in spinal cord injury or AMD or in future clinical trials of proposed therapies for other diseases or conditions; uncertainties regarding the ability of preclinical research, including research in animal models, to accurately predict success or failure in clinical trials; uncertainties regarding the Company’s ability to recruit the patients required to conduct its clinical trials or to obtain meaningful results; uncertainties regarding the Company’s ability to obtain the increased capital resources needed to continue its current and planned research and development operations; uncertainty as to whether HuCNS-SC cells and any products that may be generated in the future in the Company’s cell-based programs will prove safe and clinically effective and not cause tumors or other adverse side effects; uncertainties regarding the Company’s ability to commercialize a therapeutic product and its ability to successfully compete with other products on the market; and other factors that are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and in its subsequent reports on Form 10-Q and Form 8-K.

CONTACT:

Rodney Young

StemCells, Inc.

Chief Financial Officer

(510) 456-4128

Ian Stone

Russo Partners

(619) 308-6541